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               [ROSENBERG RICH BAKER BERMAN & COMPANY LETTERHEAD]


We hereby consent to the use on Form 8-KA of our report dated August 11, 1997, relating to the combined financial statements of the Grosso-Jacobson companies, and to the reference to our firm under the caption as "Experts".


                                      /s/ ROSENBERG RICH BAKER BERMAN & COMPANY
                                      -----------------------------------------
                                          Rosenberg Rich Baker Berman & Company


Bridgewater, New Jersey
December 23, 1997


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